News Release

June 16, 2023
SSR MINING ANNOUNCES NEW NORMAL COURSE ISSUER BID

DENVER - SSR Mining Inc. (NASDAQ/TSX: SSRM, ASX: SSR) ("SSR Mining" or the “Company") is pleased to announce that it has filed with and received acceptance from the Toronto Stock Exchange (“TSX”) for a Notice of Intention to make a Normal Course Issuer Bid (“NCIB”) under the requirements of the TSX permitting SSR Mining to purchase for cancellation up to 10,200,000 common shares of the Company (“Common Shares”), representing approximately 5.0% of SSR Mining’s total issued and outstanding Common Shares. As of June 6, 2023 SSR Mining had 204,094,970 issued and outstanding Common Shares.

Rod Antal, Executive Chairman of SSR Mining, said, "SSR Mining is proud to continue its robust capital returns program with a new Normal Course Issuer Bid. Since 2021, the Company has returned more than $409 million to shareholders, including approximately $293 million through the repurchase of 17,836,019 shares that has reduced our shares outstanding by 8%. The combination of our base dividend and share repurchases delivered a peer-leading 5% capital returns yield to shareholders in both 2021 and 2022, and we have continued with additional share repurchases and quarterly dividends in 2023. Year to date in 2023, we have repurchased 2,982,193 shares, or more than $44 million, under the previous Normal Course Issuer Bid, and combined with our base dividend, expect to return a minimum of $102 million or a 3.5% capital return yield to shareholders this year. Capital returns are one of the key pillars of our capital allocation strategy, and this announcement reinforces our continued commitment to return cash to our shareholders.”

SSR Mining believes that the market price of its Common Shares does not always reflect its underlying fundamental value and future growth prospects. SSR Mining’s purchase of its Common Shares under the NCIB will supplement the existing base dividend and is part of its capital allocation framework for returning excess cash to shareholders. Under SSR Mining’s previous Normal Course Issuer Bid, which commenced on June 20, 2022 and terminates on June 19, 2023, the Company was authorized to purchase up to 10,600,000 Common Shares. SSR Mining purchased and cancelled 9,035,319 Common Shares via open market purchases through the facilities of the TSX and the Nasdaq at a volume weighted average price paid per Common Share of $16.02 for approximately $145 million.

SSR Mining may purchase Common Shares under the NCIB over the next twelve-month period beginning June 20, 2023 and ending June 19, 2024. The exact timing and amount of any purchases will depend on market conditions and other factors. SSR Mining is not obligated to acquire any Common Shares and may suspend or discontinue purchases under the NCIB at any time. Any purchases made under the NCIB will be effected through the facilities of the TSX, Nasdaq and/or alternative Canadian and United States trading systems. Any purchases made pursuant to the NCIB will be made in accordance with the rules of the TSX, applicable U.S. securities laws and will be made at market price at the time of purchase. Under the NCIB, other than purchases made under block purchase exemptions, the Company may purchase up to 84,818 Common Shares on the TSX during any trading day, such number being 25% of 339,272 Common Shares,

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which is the average daily trading volume on the TSX for the most recently completed six calendar months prior to the TSX’s acceptance of the notice of the NCIB.

SSR Mining intends to enter into an automatic share purchase plan in the future in relation to purchases made in connection with this NCIB to allow it to purchase Common Shares under the NCIB when the Company would ordinarily not be permitted to purchase such shares due to regulatory restrictions and customary self-imposed blackout periods.

About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Director, Corporate Development and Investor Relations

SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

To receive SSR Mining’s news releases by e-mail, please register using the SSR Mining website at www.ssrmining.com.

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Cautionary Note Regarding Forward-Looking Information and Statements:

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. The key risks and uncertainties include, but are not limited to: local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; developments with respect to the COVID-19 pandemic, including the duration, severity and scope of the pandemic and potential impacts on mining operations; and other risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission on EDGAR and the Canadian securities regulatory authorities on SEDAR.

Forward-looking information and statements in this news release include any statements concerning, among other things: future purchases of the Company’s Common Shares; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited in any manner to, those disclosed in any other of our filings on EDGAR and SEDAR. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

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